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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (Date of earliest event reported): August 11, 2005
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                     InterDigital Communications Corporation
             (Exact name of registrant as specified in its charter)



        Pennsylvania                     1-11152                   23-1882087
(State or other jurisdiction of    (Commission File Number)      (IRS Employer
       incorporation)                                        Identification No.)




   781 Third Avenue, King of Prussia, PA                           19406-1409
  (Address of Principal Executive Offices)                         (Zip Code)


        Registrant's telephone number, including area code: 610-878-7800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Item 8.01.        Other Events.

As previously reported in InterDigital Communications Corporation's (the Company) 2004 Form 10-K and Form 10-Q for the periods ended March 31, 2005 and June 30, 2005, in March 2004, Tantivy Communications, Inc. (Tantivy), one of the Company's wholly-owned subsidiaries, filed a lawsuit in the United States District Court for the Eastern District of Texas (the Court) against Lucent Technologies, Inc. (Lucent), a leading manufacturer of cdma2000(R) equipment. The case is based on Tantivy's assertions of infringement by Lucent of Tantivy patents issued in the United States. The lawsuit seeks damages for past infringement and an injunction against future infringement, as well as interest, costs, and attorneys' fees.

In May 2005, the Markman hearing (for claim construction) was held. On August 11, 2005 the Company received the Court's decision regarding the Markman hearing. The Court's decision adopted many of Tantivy's proposed claims constructions. The Company does not believe that the Court's claim constructions limit in any material manner the relief that Tantivy seeks in the litigation.

The parties are currently in the discovery phase of the litigation. The Company expects the trial to occur some time this fall.

cdma2000(R) is a registered trademark of the Telecommunications Industry of America.



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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                             INTERDIGITAL COMMUNICATIONS CORPORATION


                             By: /s/ W.J. Merritt
                                 -----------------------------------------------
                                 William J. Merritt
                                 Chief Executive Officer



Dated:  August 12, 2005